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Exhibit 21.1

SUBSIDIARIES OF SYNTA PHARMACEUTICALS CORP.

        Synta Securities Corp., a Massachusetts securities corporation

        Synta Limited Incorporated, a United Kingdom company

        Synta Pharmaceuticals (Bermuda) Ltd., a Bermuda company

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  Exhibit 21.1
SUBSIDIARIES OF SYNTA PHARMACEUTICALS CORP.